UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 21, 2011

Date of Report (Date of earliest event reported)

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA		92008-7328
(Address of principal executive offices)		(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on June 30, 2011, Callaway Golf Company (the “Company”) entered into a Loan and Security Agreement among the Company, Callaway Golf Sales Company, Callaway Golf Ball Operations, Inc. (collectively with the Company and Callaway Golf Sales Company, the “U.S. Borrowers”) and Callaway Golf Canada Ltd. (the “Canadian Borrower” and together with the U.S. Borrowers, the “Borrowers”), Callaway Golf Interactive, Inc. and Callaway Golf International Sales Company (collectively with Callaway Golf Interactive, Inc., the “Guarantors”), Bank of America, N.A., as administrative agent and collateral agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and sole bookrunner and certain financial institutions as lenders. On July 22, 2011, the Borrowers, the Guarantors, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, as syndication agent, Wells Fargo Capital Finance, LLC, as documentation agent, and certain financial institutions as lenders, amended and restated this asset-backed credit facility (as amended, the “Amended ABL Facility”). The Amended ABL Facility provides a senior secured asset-based revolving credit facility of up to $210 million, comprising a $175 million U.S. facility (of which $20 million is available for letters of credit) and a $35 million Canadian facility (of which $5 million is available for letters of credit), in each case subject to borrowing base availability under the applicable facility.

The Amended ABL Facility provides that the Company has the right at any time to request up to $150.0 million of incremental commitments under the Amended ABL Facility. The lenders under the Amended ABL Facility are not obliged to provide any such incremental commitments and any such increase in commitments will be subject to certain other customary conditions precedent. The Company’s ability to obtain extensions of credit under these incremental commitments is also subject to the same conditions as extensions of credit under the Amended ABL Facility.

The material terms of the Amended ABL Facility with regard to interest, monthly fees, repayment, representations and warranties, covenants, guaranties and security remain as disclosed in Item 1.01 of the Company’s Current Report on Form 8-K filed on July 6, 2011.

The foregoing description is qualified in its entirety by reference to the Amended ABL Facility, a copy of which is attached as Exhibit 10.1 and incorporated by reference in its entirety in this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated herein by this reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On July 21, 2011, the Board of Directors appointed, Marlo M. Cormier Platz as the Company’s principal accounting officer effective July 25, 2011. Ms. Cormier Platz, age 40, has served in various accounting roles with the Company since 2001, including controller since 2003. Prior to joining the Company, Ms. Cormier Platz served as a public reporting manager for another public corporation and as a public accountant at a nationally recognized accounting firm. Ms. Cormier Platz is a Certified Public Accountant and has a B.S. in Accounting and Financial Management with a minor in Computer Science from Oregon State University.

There is no arrangement or understanding between Ms. Cormier Platz and any other person pursuant to which she was selected as an officer of the Company. Ms. Cormier Platz has no family relationship (within the meaning of Item 401(d) of Regulation S-K) with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. There is no transaction since the beginning of the Company’s last fiscal year, and no currently proposed transaction, in excess of $120,000 in which the Company is or was a participant and in which Ms. Cormier Platz or any of her immediate family members (within the meaning of Item 404 of Regulation S-K) had or will have a direct or indirect material interest. There were no changes in Ms. Cormier Platz’s compensation as a result of her appointment.

Bradley J. Holiday, Senior Executive Vice President and Chief Financial Officer of the Company, was previously designated as the principal accounting officer. Mr. Holiday will continue to serve as the principal financial officer.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Loan and Security Agreement, dated as of July 22, 2011, among Callaway Golf Company, Callaway Golf Sales Company, Callaway Golf Ball Operations, Inc., Callaway Golf Canada Ltd., Callaway Golf Interactive, Inc., Callaway Golf International Sales Company, Bank of America, N.A., as administrative agent and collateral agent, UBS Securities LLC, as syndication agent, Wells Fargo Capital Finance, LLC, as documentation agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and sole bookrunner and certain financial institutions as lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Date: July 27, 2011	By:	/s/ Brian P. Lynch
	Name:	Brian P. Lynch
	Title:	Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Loan and Security Agreement, dated as of July 22, 2011, among Callaway Golf Company, Callaway Golf Sales Company, Callaway Golf Ball Operations, Inc., Callaway Golf Canada Ltd., Callaway Golf Interactive, Inc., Callaway Golf International Sales Company, Bank of America, N.A., as administrative agent and collateral agent, UBS Securities LLC, as syndication agent, Wells Fargo Capital Finance, LLC, as documentation agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and sole bookrunner and certain financial institutions as lenders.